UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2009
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

555 Montgomery Street
San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
     UCBH Holdings, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”), which notified the Company that it is currently not in compliance with NASDAQ Listing Rule 5250(c)(1) “Obligation to File Periodic Financial Reports” (the “Listing Rule”), because it did not file its Form 10-Q for the quarter ended June 30, 2009 in a timely manner.
     The letter was received on August 12, 2009, and is the second such letter sent by NASDAQ to the Company. On May 22, 2009, the Company announced that it had received a similar letter regarding the late filing of the Company’s Form 10-Q for the quarter ended March 31, 2009.
     As previously reported in its Form 8-K on May 20, 2009 and Form 8-K/A on June 3, 2009 with the Securities and Exchange Commission, the Company is currently in the process of restating the consolidated financial statements reported in its Form 10-K for the period ended December 31, 2008, and is completing its Form 10-Q for the quarter ended March 31, 2009. In conjunction with these efforts, the Company is also in the process of completing its Form 10-Q for the quarter ended June 30, 2009.
     As previously announced, on August 5, 2009, NASDAQ granted the Company a 180-calendar-day exception from the March 31, 2009 Form 10-Q filing deadline, or until November 16, 2009, to regain compliance with the Listing Rule. The Company’s plan for regaining compliance with the Listing Rule, which addresses the filing requirements for its Form 10-Q, is applicable to both the quarters ended March 31, 2009 and June 30, 2009.
     In response to this latest letter from NASDAQ, the Company is updating its original plan to regain compliance with the Listing Rule and will submit an updated plan to NASDAQ by August 27, 2009. Furthermore, the Company is taking all appropriate actions to regain compliance with the Listing Rule.
     The Company issued a press release announcing its receipt of the letter from NASDAQ. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
     The following exhibit is included with this Report:

Exhibit Number	Description

99.1	Press release of August 14, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: August 14, 2009	By:	/s/ Craig S. On
Craig S. On
Executive Vice President and Chief Financial Officer